Exhibit 8.1

Our principal subsidiaries as of December 31, 2019, are listed below. All other subsidiaries, if considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
United States
AKQA, Inc.	California	100
Mirum LLC	California	100
Acceleration eMarketing, Inc	Delaware	100
Arctouch LLC	Delaware	100
BCW LLC	Delaware	100
Benenson Strategy Group, LLC	Delaware	100
Bottle Rocket LLC	Delaware	100
Catalyst Online, LLC	Delaware	100
CMI Media, LLC	Delaware	100
DeepLocal, Inc.	Delaware	100
Essence Global LLC	Delaware	100
Finsbury LLC	Delaware	100
Grey Global Group LLC	Delaware	100
Group M Worldwide, LLC	Delaware	100
Group SJR LLC	Delaware	100
GTB Agency, LLC	Delaware	100
GTB Stat, LLC	Delaware	100
Hill and Knowlton Strategies, LLC	Delaware	100
Hogarth California LLC	Delaware	100
Hogarth Worldwide Inc.	Delaware	100
International Meetings & Science, LLC	Delaware	100
KBM Group LLC	Delaware	100
Landor, LLC	Delaware	100
Marketing Direct LLC	Delaware	100
Mediacom Worldwide LLC	Delaware	100
mPlatform, LLC	Delaware	100
Ogilvy Commonhealth Worldwide LLC	Delaware	100
OpenMindWorld, LLC	Delaware	100
Penn, Schoen & Berland Associates, LLC	Delaware	100
Promotion Execution Partners, LLC	Delaware	100
Rasor Holdings LLC	Delaware	100
Red Fuse New York, LLC	Delaware	100
Spafax Networks LLC	Delaware	100
Sudler & Hennessey, LLC	Delaware	100
Swift + POSSIBLE LLC	Delaware	100
Taxi Inc.	Delaware	100
Team Garage LLC	Delaware	100
The Glover Park Group, LLC	Delaware	100
The Lacek Group LLC	Delaware	100
The Ogilvy Group, LLC	Delaware	100
Wavemaker Global LLC	Delaware	100
WPP Group U.S. Finance LLC	Delaware	100
WPP Group USA, Inc.	Delaware	100
WPPIH 2001, Inc.	Delaware	100
Wunderman Thompson LLC	Delaware	100
Xaxis US, LLC	Delaware	100
Xaxis, LLC	Delaware	100
Young & Rubicam LLC	Delaware	100
Gorilla, LLC	Illinois	100
Triad Digital Media, LLC	Michigan	100
VML, LLC	Missouri	100
Geometry Global, LLC	New York	100
GWE, LLC	New York	100
Mindshare USA, LLC	New York	100
Ogilvy & Mather Worldwide, LLC	New York	100
WPP Montagu Square LLC	New York	100
Set Management, LLC	Oregon	65
Public Strategies, Inc.	Texas	100

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
Non-US
GroupM Argentina Trading S.A.	Argentina	100
M Media Group Pty Ltd	Australia	62
Mediacom Australia Pty Limited	Australia	62
Ogilvy Australia Pty Ltd	Australia	62
OPR AGENCY PTY LIMITED	Australia	62
Wavemaker Australia Pty Ltd	Australia	62
WPP AUNZ Limited	Australia	62
J Walter Thompson Middle East and North Africa E.C.	Bahrain	68
Mediacom Middle East & North Africa Holding W.L.L.	Bahrain	78
Mindshare SA	Belgium	100
J Walter Thompson Publicidade Ltda	Brazil	100
Ogilvy & Mather Brasil Comunicação Ltda	Brazil	100
PTR Comunicações Ltda	Brazil	100
Y&R Propaganda Ltda	Brazil	92
Blast Radius Inc.	Canada	100
Entreprise de Communications Tank Inc.	Canada	100
Mediacom Canada	Canada	100
MindShare Canada	Canada	100
The Young & Rubicam Group of Companies ULC	Canada	100
Wavemaker Canada ULC	Canada	100
WPP Group Canada Finance, Inc.	Canada	100
GroupM Chile SAC	Chile	100
Always (Shanghai) Marketing Services Co Ltd	China	65
Beijing Benpao Century Technology Development Co.,Ltd.	China	100
GroupM (Shanghai) Advertising Co. Ltd	China	100
GroupM Market Advertising Co. Ltd.	China	100
GTB Shanghai Advertising Co. Ltd	China	100
Guangzhou Dawson Marketing Communication Co. Ltd	China	51
J.Walter Thompson Bridge Advertising Co. Ltd.	China	100
Kinetic Advertising (Shanghai) Co. Ltd	China	100
Shanghai Easycom Advertising Co., Ltd.	China	75
Shanghai Linjie Marketing Services Co. Ltd.	China	70
Shanghai Ogilvy & Mather Advertising Ltd	China	100
Wavemaker Czech s.r.o.	Czech Republic	100
AKQA Denmark A/S	Denmark	75
GroupM Denmark A/S	Denmark	100
MediaCom Danmark A/S	Denmark	100
Wavemaker A/S	Denmark	100
Wunderman A/S	Denmark	51
CT Finances SA	France	83
Group M France SAS	France	100
KR Wavemaker SAS	France	100
Media Insight SNC	France	100
Mediacom Paris SA	France	100
Ogilvy & Mather S.A.S	France	100
Regional Management Group SAS	France	100
WPP Finance SA	France	100
AKQA GmbH	Germany	100
Commarco GmbH 120274	Germany	100
GREY Düsseldorf GmbH	Germany	100
GroupM Competence Center GmbH	Germany	100
groupm Germany GmbH & Co. KG	Germany	100
HERING SCHUPPENER Consulting Strategieberatung für Kommunikation GmbH	Germany	56
Hirschen Group GmbH	Germany	49
Mather Direct GmbH	Germany	100
MediaCom Agentur für Media-Beratung GmbH	Germany	100
MediaCom TWENTYFIVE GmbH	Germany	100
MindShare GmbH	Germany	100
Ogilvy Public Relations GmbH	Germany	75
plista GmbH	Germany	100
Syzygy AG	Germany	50
thjnk AG	Germany	100
Wavemaker GmbH	Germany	100
WPP Deutschland Holding GmbH & Co. KG	Germany	100
WPP Marketing Communications Germany GmbH	Germany	100
GroupM Limited	Hong Kong	100
MindShare Hong Kong Limited	Hong Kong	100
Wavemaker Hong Kong Limited	Hong Kong	100
WPP Marketing Communications (Hong Kong) Limited	Hong Kong	100
Wavemaker Hungary Kft	Hungary	100
GroupM Media India Pvt Ltd	India	70
MediaCom Communications Pvt Ltd	India	74
Mediaedge:cia India Pvt Ltd	India	100
Ogilvy & Mather Pvt Ltd	India	74
FAST - Financial Administration Solutions & Technologies Srl	Italy	100
GroupM Srl	Italy	100
Mediacom Italia Srl	Italy	100
Mindshare SpA	Italy	100
Wavemaker Italia S.r.l.	Italy	100
Geometry Global Japan GK	Japan	100
GroupM Japan KK	Japan	100
WPP Luxembourg Gamma Three Sarl	Luxembourg	100
WPP Luxembourg Sarl	Luxembourg	100
WPP Luxembourg Turris S.à r.l.	Luxembourg	100
Mind Share México, S. de R.L. de C.V.	Mexico	100
Mirum, S.A. de C.V.	Mexico	100
The GroupM ESP Clever Company S.R.L. de C.V.	Mexico	100
Wavemaker México, S. de R.L. de C.V.	Mexico	100
Worldwide Mediacom México, S de R.L. de C.V.	Mexico	100
WPP México, S.R.L. de C.V.	Mexico	100
Cavendish Square Holding BV	Netherlands	100

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
GroupM B.V.	Netherlands	100
Russell Square Holding BV	Netherlands	100
Wavemaker BV	Netherlands	100
Witgoud Investments B.V.	Netherlands	100
WPP Square one B.V	Netherlands	100
MediaCom AS (Norway)	Norway	100
GroupM Pakistan (Private) Ltd	Pakistan	100
Memac Ogilvy & Mather Holding Inc	Panama	60
MediaCom - Warszawa Sp.z.o.o.	Poland	100
MindShare Polska Sp. z.o.o.	Poland	100
Wavemaker Sp.z.o.o	Poland	100
Wavemaker – Servicos Publicitarios Ltda	Portugal	100
M2 Digital Inc.	Republic of Korea	100
LLC ‘GroupM’	Russia	100
LLC ‘Wavemaker’	Russia	100
Mediacom LLC	Russia	100
GroupM Singapore Pte Ltd	Singapore	100
Ogilvy Singapore Pte. Ltd.	Singapore	100
Mindshare South Africa (Gauteng) (Proprietary) Limited	South Africa	65
Mediacom Iberia SA	Spain	100
Mindshare Spain SA	Spain	100
The Cocktail Global, S.L.	Spain	80
Wavemaker Publicidad Spain S.L.	Spain	100
WPP Holdings Spain, S.L.	Spain	100
Mediacom AG	Switzerland	100
Wavemaker Taiwan Ltd	Taiwan	100
WPP (Thailand) Ltd	Thailand	100
MediaCom Istanbul Medya Hizmetleri A.S.	Turkey	100
Wavemaker MENA FZ LLC	United Arab Emirates	69
AKQA Limited	United Kingdom	100
Cockpit Holdings Limited	United Kingdom	100
Cordiant Communications Group Limited	United Kingdom	100
Design Bridge Limited	United Kingdom	100
Enduring Organisation	United Kingdom	100
Essence Global Group Limited	United Kingdom	100
Finecast Limited	United Kingdom	100
Geometry Global Limited	United Kingdom	100
Grey Advertising Limited	United Kingdom	100
GroupM UK Digital Limited	United Kingdom	100
Hill & Knowlton Limited	United Kingdom	100
Hogarth Worldwide Limited	United Kingdom	100
Kinetic Worldwide Limited	United Kingdom	100
KR Media UK Limited	United Kingdom	100
Maxus Communications (UK) Limited	United Kingdom	100
MediaCom Group Limited	United Kingdom	100
Mediacom North Limited	United Kingdom	100
Mediaedge:CIA Worldwide Limited	United Kingdom	100
Mindshare Media UK Limited	United Kingdom	100
Motion Content Group Limited	United Kingdom	100
Ogilvy & Mather Group (Holdings) Limited	United Kingdom	100
Potato London Ltd	United Kingdom	75
Salmon Limited	United Kingdom	100
Spafax Airline Network Limited	United Kingdom	100
Stickleback Limited	United Kingdom	100
Superunion Limited	United Kingdom	100
The Finsbury Group Limited	United Kingdom	75
Wavemaker Global Limited	United Kingdom	100
Wavemaker Limited	United Kingdom	100
WPP 2005 Limited	United Kingdom	100
WPP AMC Holdings	United Kingdom	100
WPP Beans Limited	United Kingdom	100
WPP Brands (UK) Limited	United Kingdom	100
WPP Brands Development Holdings (UK) Limited	United Kingdom	100
WPP Brands Holdings (UK) Limited	United Kingdom	100
WPP Finance 2013	United Kingdom	100
WPP Finance 2015 Limited	United Kingdom	100
WPP Finance Co. Limited	United Kingdom	100
WPP Group (UK) Ltd	United Kingdom	100
WPP Health Limited	United Kingdom	100
WPP Jubilee Limited	United Kingdom	100
WPP Ottawa Ltd	United Kingdom	100
WPP Samson Limited	United Kingdom	100
WPP Sigma Limited	United Kingdom	100
WPP Sphinx Limited	United Kingdom	100
WPP UK Germany Holdings	United Kingdom	100
WPP Unicorn Limited	United Kingdom	100
Wunderman Thompson (UK) Limited	United Kingdom	100
WPP Media Ltd	Vietnam	99